UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 4, 2007

Material Technologies, Inc. (Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation	33-23617 (Commission File Number)	95-4622822 (IRS Employer Identification No.)

11661 San Vicente Boulevard, Suite 707 Los Angeles, California (Address of principal executive offices)	90049 (Zip Code)

(310) 208-5589 Registrant's telephone number, including area code

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02 Non-Reliance on Previously Issued Financial Statements.

On November 27, 2007, the Board of Directors of Material Technologies, Inc. (the “Company”) concluded that in valuing previous periods’ non-cash security transactions, the Company utilized discounts to the respective share’s trading prices as well as its derivative liabilities which it has determined are without foundation.

As a result of its review, the Board of Directors concluded that previously issued consolidated financial statements included in the Company's Annual Report on Form 10-KSB for the fiscal years ended December 31, 2005 and December 31, 2006, as well as all of the Company's quarterly reports on Form 10-QSB during the 2005 and 2006 fiscal years, can no longer be relied upon.  In this regard, the Company will amend and restate its financial statements to eliminate all discounts and will refile its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 and its Form 10-QSB for the quarters ended March 31, 2007 and June 30, 2007.  The net effect of the restatements will be to increase the accumulated deficit at June 30, 2007 from $100,909,477 to $292,944,478.

The Company's management and the Board of Directors have discussed this matter with the Company's current independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 4, 2007                                                        MATERIAL TECHNOLOGIES, INC.,
                                                                                                a Delaware corporation

                                                                                                /s/ Robert M. Bernstein
                                                                                                By:  Robert M. Bernstein
                                                                                                Its:  Chief Executive Officer